EXHIBIT 99

News Release For Immediate Release	For More Information: Kari Seas, Stellent, Inc. (952)903-2131 kari.seas@stellent.com

Amanda Kohls or Jon Zurbey Haberman & Associates, Inc. (612)338-3900 amanda@habermaninc.com jon@habermaninc.com

STELLENT PROMOTES DAN RYAN TO CHIEF OPERATING OFFICER

Executive vice president of marketing and business development assumes newly created role

EDEN PRAIRIE, MN, March 7, 2006 — Stellent, Inc. (Nasdaq: STEL), a global provider of content management solutions, announced today it promoted Dan Ryan, executive vice president of marketing and business development for Stellent, to chief operating officer. In addition to retaining his role of managing Stellent’s marketing, product management and business development functions, Ryan now will oversee the company’s research and development, consulting services, training, and support groups.

“Since joining Stellent in 1999, Dan’s contributions in product strategy, market strategy and acquisitions have been instrumental in growing Stellent from a small software company to a worldwide leader in enterprise content management and compliance,” said Robert Olson, president and chief executive officer for Stellent. “With this change, the entire product and solution lifecycle will be unified under one organization, enhancing Stellent’s ability to deliver the industry’s best solutions for our customers.”

“I am excited about this expanded opportunity to help guide the direction of Stellent’s development and consulting services organizations,” said Ryan. “I believe Stellent offers the best content management and compliance solutions on the market, and I’m committed to continuing the innovation and market leadership our customers have come to expect.”

Ryan has served in a number of marketing- and business development-related executive management positions since joining Stellent in April 1999. Prior to Stellent, Ryan spent 14 years in northern California where he held several marketing and business development positions, including vice president of marketing and business development for Foglight Software, Inc., which was purchased by Quest Software, and director of marketing and business development at Compact Devices, a pioneer in the Internet appliance market.

About Stellent, Inc.

Stellent, Inc. (www.stellent.com) is a global provider of content management software solutions that drive rapid success for customers by enabling fast implementations and generating quick, broad user adoption. With Stellent Universal Content Management, customers can easily deploy multiple line-of-business applications — such as public Web sites, secure intranets and extranets, compliance processes, and marketing brand management — and also scale the technology to support multi-site management and enterprise-wide content management needs.

More than 4,500 customers worldwide — including Procter & Gamble, Merrill Lynch, Los Angeles County, The Home Depot, British Red Cross, ING, Vodafone, Georgia Pacific, Bayer Corp., Coca-Cola FEMSA and Genzyme Corp. — have selected Stellent solutions to power their content-centric business applications. Stellent is headquartered in Eden Prairie, Minn. and maintains offices throughout the United States, Europe and Asia-Pacific.

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Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties including, without limitation, risks of intellectual property litigation, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally and in the enterprise content management and unstructured information management markets specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and higher customer concentration and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

Stellent and the Stellent logo are registered trademarks or trademarks of Stellent, Inc. in the USA and other countries. Outside In and Quick View Plus are registered trademarks of Stellent Chicago, Inc. in the USA and other countries. All other trade names are the property of their respective owner.